MAGNUM HUNTER RESOURCES, INC.
                             STOCK OPTION AGREEMENT

     THIS EMPLOYEE STOCK OPTION AGREEMENT (the "Agreement") is made as of the 21st day of July 2000, between Magnum Hunter Resources, Inc., a Nevada corporation (hereinafter referred to as the "Company"), and ____________ (hereinafter referred to as "Optionee").

                                 R E C I T A L S

     (a) The Company grants a stock option to key employees and directors to encourage such persons to continue to work for the Company and obtain a larger ownership interest in the Company.

     (b) The Optionee is an employee and/or a director of the Company, and the Company and the Optionee desire that Optionee be granted a stock option.

     Now, Therefore, for and in consideration of the foregoing premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Optionee agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee an option to purchase up to _____ shares (the "Shares") of the Company's Common Stock, $0.002 par value ("Common Stock"), at a purchase price of $_____ per share (the "Option").

     2. Incentive Stock Option Status.

     (a) The Option granted hereby is intended to be an incentive stock option. Optionee understands that in order for the Option granted herein to qualify as an incentive stock option, he must hold the shares acquired from the exercise of such Option for a period of two years from the date of grant of the Option and one year from the date of exercise of such Option. Optionee further understands that he must continue to be an employee or director of the Company or a parent or subsidiary of the Company until the earlier of (i) the date which is three months before the date of exercise of the Option or (ii) the termination of the Option as provided in Section 3(d) or (e) below.

     (b) Optionee shall notify the Company if he makes any disposition of any shares acquired hereunder prior to the time specified by paragraph (a).

     3. Exercise of Option.

     (a) Subject to Section 4 below, Optionee shall have the right to purchase any or all of the Shares at any time prior to July 21, 2005, unless this Option is sooner terminated or expires as provided in this Agreement.

     (b) Subject to any required action by the stockholders of the Company, if the Company shall be the surviving corporation in any merger, consolidation or reorganization, the Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to the Option would have been entitled.

     (c) If the Company shall not be the surviving corporation in any merger, consolidation or reorganization, then the Board of Directors of the Company or the Board of Directors of any corporation assuming the obligations of the Company, shall, as to the unexercised portion of the Option, (i) make appropriate provision for the protection of such Option by the substitution on an equitable basis of appropriate securities of the Company, or of the merged, consolidated or otherwise reorganized corporation, which will be issuable in respect of the unexercised portion of the Option or (ii) immediately prior to such merger, consolidation or reorganization, the unexercised portion of the Option, whether or not exercisable, shall immediately be exercisable.

     (d) Except as provided in paragraph (e) below, this Option shall terminate with respect to any unexercised portion of the Option and may no longer be exercised on the date the Optionee ceases to be an employee or director of the Company or any subsidiary or affiliate of the Company.

     (e) If the Optionee dies or becomes totally and permanently disabled prior to the expiration of this Option, the Optionee or his representative, as applicable, may exercise the Option with respect to any shares which Optionee could have purchased on his date of death or total and permanent disability. The exercise of this Option under this paragraph (e) must occur prior to the earlier of twelve (12) months after the Optionee's death or disability or, the expiration of the term of this Option under paragraph (a).

     4. Vesting of Options. The Option granted hereunder shall be fully vested and exercisable in installments as provided below:


                  Beginning                                  Number of Shares
                  ---------                                  ----------------
                July 21, 2000                                      ____
                July 21, 2001                                      ____
                July 21, 2002                                      ____
                July 21, 2003                                      ____
                July 21, 2004                                      ____

     To  the  extent  not  exercised,   installments  shall  accumulate  and  be
exercisable, in whole or in part, in any subsequent period. No part of the Option may be exercised after the date set forth in Section 3.

     5. Manner of Exercise and Payment for Stock Upon Exercise of Option. Each exercise of this Option or a part of this Option shall be made by notice in writing to the Company, specifying the number of shares to be purchased and accompanied by a certified or cashier's check in payment in full for the shares then being purchased. The Company shall cause certificates representing the shares so purchased to be issued to the Optionee as soon as practicable thereafter, subject to compliance with all laws which affect such issuance.

     6. Nontransferability of Option. This Option may not be transferred either voluntarily or involuntarily except as provided in Section 3(e). The Option may be exercised only by Optionee during his lifetime.

     7. No Rights Prior to Exercise of Option. The Optionee shall not be deemed to be a holder of any shares pursuant to the exercise of this Option until payment of the option price by him and delivery of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

     8. Restriction of Issuance of Shares. This Option shall be subject to the requirement that if any time the Board of Directors of the Company shall determine, in its sole discretion, that the listing, registration or qualification of the Common Stock under any federal or state law, or the consent or approval of any regulatory agency, is necessary or desirable as a condition of, or in connection with, the purchase or issuance of Common Stock hereunder, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

     9. Registration. The Company shall endeavor, but shall not be obligated, to register the Common Stock to be issued upon exercise of the Option under the Securities Act of 1933, as amended, as well as any applicable state statutes. In the event that the Common Stock to be issued upon exercise of the Option is not so registered, the Company may, as a condition precedent to the exercise of the Option, require from the Optionee (or, in the event of his death, his legal heirs, legatees or distributees) such written representations as, in the opinion of counsel for the Company, may be necessary to ensure that such exercise and subsequent disposition will not involve a violation of the Securities Act of 1933, as amended, as well as any applicable state statutes.

     10. Amendment. This Agreement may be amended only in a writing executed by both parties hereto. If additional options are granted to Optionee, such additional options may be made subject to the terms of this Agreement by an addendum hereto. Any restrictions on shares purchased pursuant to such additional options shall be effective beginning on the date of execution of such addendum unless otherwise provided therein.

     11. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. In the event that any judicial proceedings are instituted concerning the interpretation or enforcement of this Agreement, exclusive venue over such proceedings shall be vested in the Federal and State Courts located in Dallas County, Texas.

     12. Binding Effect. The provisions of this Agreement shall be binding upon the Optionee and upon his heirs, executors, administrators, successors and assigns. The Board of Directors' interpretation or resolution of any conflicts or inconsistencies, application of provisions and determination in the event of omission, shall be binding and conclusive upon the Optionee.

     13. Notice. Any notices required or permitted to be given under this Option by the Company or the Board of Directors shall be deemed delivered when placed in the United States mails, postage prepaid, in an envelope addressed to the last address of the Optionee which was communicated in writing to the person giving the notice.

     14. Severability. In the event that any provisions of this Option shall for any reason be held to be invalid, such holding shall not affect any other provision hereof, and the remaining provisions of this option shall be construed as if such invalid provision had not been contained in the Option.

     15. Gender and Number. As used in this Agreement, the masculine gender shall include the feminine gender and the singular number shall include the plural number and vice versa.

     IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the date first above written.



                                         MAGNUM HUNTER RESOURCES, INC.



                                         By: _______________________________
                                             Gary C. Evans, President and CEO



                                         OPTIONEE:


                                         -----------------------------------
                                         Employee

                                   EXHIBIT A

                                        Date of          Date of        Exercise
Year            Name                     Issue          Expiration       Price          Amount
------------------------------------------------------------------------------------------------
00              Karen Burnap            7/21/00         7/21/05          6.62500         3,000
00              Betty Epie              7/21/00         7/21/05          6.62500         3,000
00              Joyce Jones             7/21/00         7/21/05          6.62500         5,000
00              Sherrie Gaughan         3/02/00         3/02/05          3.43750        10,000
00              Rick Petrisko           7/21/00         7/21/05          6.62500        10,000